Kenne Ruan, CPA, P.C.

Phone: (203) 824-0441 Fax: (203) 413-6486

40 Hemlock Hollow Road, Woodbridge, CT 06525

kruancpa@yahoo.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the filing documentation on Form 10 of Apex 3 Inc. of our report dated February 29, 2012, relating to the financial statements for the period from February 14, 2012 (inception) to February 29, 2012.

/s/ Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut

February 29, 2012